EXHIBIT 1
Joint Filing Agreement
           We, the signatories of this statement on Schedule 13G filed with respect to the Common Stock of tw telecom inc., to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) of the Securities Exchange Act of 1934.
Dated February 11th, 2009

XSPEDIUS MANAGEMENT CO., LLC

By:	/s/ James Monroe III
James Monroe III
Manager

XSPEDIUS EQUIPMENT LEASING LLC

By:	/s/ James Monroe III
James Monroe III
Manager

THERMO INVESTMENTS LIMITED PARTNERSHIP

By:	/s/ James Monroe III
James Monroe III, President of Thermo Greeley I, Inc.,
its General Partner

THERMO GREELEY I, INC.

By:	/s/James Monroe III

James Monroe III
President

/s/ James Monroe III

James Monroe III